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                                                                    EXHIBIT 10.2

                               IPC HOLDINGS, LTD.
                           DEFERRED COMPENSATION PLAN



SECTION 1: PURPOSE

The purpose of the Plan is to assist IPC Holdings, Ltd. ("IPC") in attracting and retaining executives and other key employees by providing a compensation deferral vehicle.


SECTION 2: DEFINITIONS

The following terms, as used herein, will have the meanings specified below.

      2.1 "ACCOUNT" means the accounts (including any Investment Account) and subaccounts established pursuant to Section 5.

      2.2 "AWARD" means the annual cash incentive, if any, awarded under IPC's annual incentive plan.

      2.3 "BENEFICIARY" means the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his death while a Participant or, in the absence of such designation, the Participant's estate.

      2.4   "BOARD OF DIRECTORS" means the Board of Directors of IPC.

      2.5 "CAUSE" means (i) the Participant's conviction of, or a plea of guilty or nolo contendere to, a felony; (ii) the commission by the Participant of an act of fraud or embezzlement against the Company;
            (iii) the Participant's willful misconduct or gross negligence in the performance of the Participant's duties and responsibilities to the Company; (iv) the Participant's continued failure to implement reasonable requests or directions received in the course of his employment; (v) the Participant's wrongful dissemination or use of confidential or proprietary information; or (vi) the intentional and habitual neglect by the Participant of his duties to the Company.

      2.6 "CHANGE OF CONTROL" means a change of control as defined in Section 10.2.

      2.7 "COMMITTEE" means the Board of Directors or a committee designated from time to time by the Board of Directors to administer the Plan.

      2.8   "COMPANY" means IPC and any wholly-owned subsidiary of IPC.

      2.9 "DEFERRAL AGREEMENT" means the agreement in a form approved by the Committee and executed by a Participant pursuant to Section 4 setting forth the terms and conditions applicable to the Participant's participation in the Plan.



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      2.10  "DEFERRAL ELECTION DATE" means, as to any Award, September 30 of the calendar year preceding the calendar year in which such Award would otherwise be paid or such other date established by the Committee as the Deferral Election Date.

      2.11 "DEFERRAL PERIOD" means the period beginning with the day a Deferred Amount is credited to a Participant's Account and ending upon the earlier of (i) the termination of the Participant's employment as an Employee or (ii) if and to the extent permitted by the Committee, such earlier date not less than five years after the beginning of the Deferral Period as set forth in the Participant's Deferral Agreement.

      2.12 "DEFERRED AMOUNT" means the Mandatory Deferred Amount and the Elective Deferred Amount, if any.

      2.13 "DISABILITY" MEANS (i) total disability as defined in the long-term disability plan of the Company, as in effect from time to time or
            (ii) if there is no such plan at the applicable time, physical or mental incapacity as determined solely by the Committee.

      2.14 "ELECTIVE DEFERRED AMOUNT" means the amount of an Award that a Participant has elected in his Deferral Agreement to be deferred.

      2.15  "EMPLOYEE" means an employee of the Company.

      2.16  "INVESTMENT ACCOUNT" means the accounts established pursuant to
            Section 5 to record the dollar amount and value of the Deferred Amount allocated thereto.

      2.17 "MANDATORY DEFERRED AMOUNT" means the amount of an Award under IPC's annual incentive plan that, in accordance with such plan, is mandatorily deferred.

      2.18 "PARTICIPANT" means an Employee designated from time to time by the Committee as a Participant in the Plan. A Participant will be deemed a Participant for so long as he has an Account.

      2.19 "PLAN" means this IPC Holdings, Ltd. Deferred Compensation Plan, as amended from time to time.

      2.20  "PLAN YEAR" means the fiscal year of the Company.

      2.21  "IPC" means IPC Holdings, Ltd. and its successors.

      2.22 "RETIREMENT" means retirement from employment as an Employee of the Company at or after age 65 or, with the consent of the Committee, prior to age 65 but at or after age 55.

      2.23 "VALUE" means the value of an Account, determined in accordance with the Plan.


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SECTION 3: ELIGIBILITY

         3.1 Participants will be selected by the Committee from among those Employees who are eligible to participate in IPC's annual incentive plan.


SECTION 4: DEFERRALS AND ALLOCATIONS

         4.1 A Participant may elect to defer, under the terms and conditions of the Plan, all or a portion of an Award. Such election must be made by executing and delivering to IPC a Deferral Agreement on or before the Deferral Election Date. Such election will be irrevocable when made.

         4.2 A Participant's Mandatory Deferred Amount is deferred, without any action by the Participant, under the terms and conditions of this Plan.

         4.3 A Participant may elect, in his Deferral Agreement, to allocate his Elective Deferred Amount and Mandatory Deferred Amount among the Investment Accounts. In the absence of such an election, the Participant's Deferred Amount will be allocated, in total, to such Investment Account as the Committee may determine. A Participant may, subject to such terms and conditions as the Committee may establish, reallocate between or among such Accounts all or a portion of the Value thereof.

         4.4 A Participant may also elect, in his Deferral Agreement, the Deferral Period for his Deferred Amount. Such election will be irrevocable when made.


SECTION 5: ACCOUNTS

         5.1 The Committee will cause to be established and maintained an Account in the name of each Participant. Such Account will include two or more Investment Accounts and such other accounts and subaccounts as the Committee may determine.

         5.2 The Participant's Investment Accounts will be credited with that portion of the Participant's Deferred Amount allocated to such Accounts, respectively, in accordance with the Participant's election pursuant to Section 4.3. Such Account will be so credited as of the day such Deferred Amount would have otherwise been paid to the Participant. During the Deferral Period, the balance in the Participant's Investment Accounts will increase or decrease in accordance with the yield on the mutual fund or investment index designated by the Committee at the time of the establishment, and for purposes of determining the Value, of such Investment Account.


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SECTION 6: VESTING AND TERMINATION

         6.1 A Participant will be immediately 100% vested in his Account attributable to his Elective Deferred Amounts and will vest in his Account attributable to his Mandatory Deferred Amounts in accordance with the following schedule:


         PERCENT                                   VESTING DATE

           25%            First Plan Year end during the Deferral Period
           50             Second Plan Year end during the Deferral Period
           75             Third Plan Year end during the Deferral Period
          100             Fourth Plan Year end during the Deferral Period


                In the event of the Participant's Retirement, or if the Participant's employment as an Employee is terminated by death or Disability or by the Company other than for Cause, then, notwithstanding the foregoing schedule, the Participant's Account to the extent not yet vested, will thereupon be 100% vested; provided further that if the Participant's employment as an Employee is terminated by the Company for Cause, the Participant's Account will, notwithstanding such schedule, be forfeited upon the date of such termination of employment.


      6.2 Except as otherwise provided in Section 6.1 and 6.3, the Value of the Participant's Account attributable to a Deferred Amount shall be distributed to the Participant (or in the event of the Participant's death, his Beneficiary) in a single cash lump sum as soon as practicable after the end of the Deferral Period with respect thereto.


      6.3 The Participant may request an immediate, accelerated distribution from his Account in the event he incurs a hardship. Distributions hereunder for hardship will not be made to the extent that such hardship is relieved through insurance proceeds, liquidation of the Participant's assets (but only to the extent that such liquidation would not itself cause a hardship) or by cessation of future elective deferrals. The Committee shall determine whether the Participant has incurred a hardship and, in its sole discretion, may grant the immediate, accelerated distribution of all, or a portion of, the Value of the Participant's Account to the extent vested; provided however that such distribution shall not exceed the amount determined by the Committee to be necessary for such Participant to alleviate the hardship. For purposes of the foregoing, hardship shall mean severe financial setback resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforseeable circumstances arising as a result of events beyond the control of the Participant.



SECTION 7: ADMINISTRATION

      7.1 The Plan will be administered by the Committee. The Committee will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under

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                  the Plan, (ii) to construe, interpret and implement the Plan,
                  Deferral Agreements and any related documents, (iii) to prescribe, amend and rescind rules relating to the Plan and Deferral Agreements, (iv) to make all determinations necessary or advisable in administering the Plan and Deferral Agreements and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and Deferral Agreements. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees and Participants, whether or not such persons are similarly situated. The actions and determinations of the Committee on all matters relating to the Plan, Deferral Agreements and any Accounts will be final, conclusive, and binding on Employees and Participants for all purposes.

         7.2 The Committee may appoint such accountants, counsel, and other experts as the Committee deems necessary or desirable in connection with the administration of the Plan. The Committee may also delegate to selected persons the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes.

         7.3 The Committee and others to whom the Committee has delegated duties, authority or responsibilities for the administration of the Plan will keep a record of all their proceedings and actions and will maintain all such books of account, records and other data as will be necessary for the proper administration of the Plan.

         7.4 The Company will pay all reasonable expenses incurred in administering the Plan, including, but not limited to, the payment of professional fees.


SECTION 8: AMENDMENT AND TERMINATION

         8.1 The Board of Directors may at any time amend the Plan in whole or in part, provided that no amendment shall be effective (i) to decrease the amount credited to a Participant's Account prior to the adoption of such Amendment or (ii) to defer or delay payments to any Participant or Beneficiary in respect of any Deferred Amount credited to a Participant's Account prior to the adoption of such Amendment. Written notice of any amendments shall be given to each Participant.

         8.2 The Board of Directors may terminate the Plan if, as a result of changes in any law or governmental agency or judicial interpretation thereof, the continuance of the Plan, or the operation of the Plan in non-modified fashion, will result in adverse tax consequences to the Company or Participants.

         8.3 Upon any termination of the Plan under Section 8.2, deferrals shall prospectively cease and the Company will pay as soon as practicable to each Participant the Value of his Account, whether or not then vested, calculated as if each Participant had terminated employment due to Retirement on the date of such termination of the Plan.


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SECTION 9: BENEFICIARY DESIGNATION

         9.1 Each Participant shall have the right, at any time, to designate a Beneficiary to whom payment under the Plan shall be made in the event of his death prior to complete distribution of all amounts due him under the Plan. Any Beneficiary designation shall be made in writing on a form prescribed by Committee and shall become effective only when filed.

         9.2 Any Beneficiary designation may be changed by a Participant only by written notice of such change to a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all prior Beneficiary designations.


SECTION 10: CHANGE OF CONTROL

         10.1 Upon the occurrence a Change of Control, the Value of all Accounts will become fully vested.


         10.2 A Change of Control will be deemed to occur if (i) any "person" (as such term is defined in Section 3 (a) (9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the company's then outstanding securities ("Voting Securities");
                (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation, amalgamation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other that a merger, consolidation, amalgamation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, amalgamation, reorganization or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all the Company's assets.


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SECTION 11: CLAIMS PROCEDURE

         11.1 Any person claiming an amount under this Plan, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee who shall respond in writing within ninety (90) days following receipt of the request. If the claim or request is denied, the written notice of denial shall state (1) the reasons for denial (2) a description of any additional material or information required and an explanation of why it is necessary; and (3) an explanation of the Plan's claim review procedure. Any person whose claim or request is denied may make a second request for review by notice given in writing to the Committee. The claim or request shall be reviewed further by the Committee, which may, but shall not be required to, grant the claimant a hearing. A decision on such second request shall normally be made within sixty (60) days after the date of the second request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days from the date of the second request. The decision by the Committee shall be in writing and shall be final and bind all parties concerned.


SECTION 12: MISCELLANEOUS

         12.1 APPLICABLE LAW. The Plan, the Deferral Agreements and all actions taken hereunder or thereunder will be governed by, and construed in accordance with, the laws of Bermuda without regard to the conflict of law principles thereof. The resolution of any dispute hereunder or thereunder will be by binding arbitration pursuant to the Bermuda International Conciliation and Arbitration Act 1993 (exclusive of the Conciliation Part of such
                Act).

         12.2 COMPLIANCE WITH LAWS. This Plan, the Deferral Agreements and any action pursuant hereto or thereto are subject to compliance with all applicable laws, rules and regulations and to such approvals by any regulatory or governmental authority as may, in the opinion of counsel for IPC, be necessary or advisable in connection therewith.

         12.3   EFFECTIVE DATE. The Plan will be effective as of December 31,
                1997.

         12.4 GENDER, ETC. In interpreting the Plan, the masculine gender will include the feminine, the neuter gender will include the masculine or feminine, and the singular will include the plural, unless the context clearly indicates otherwise.

         12.5 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

         12.6 LIMITS OF LIABILITY. Any liability of the Company to any Participant with respect to an Award will be based solely upon the obligations created by the Plan and the Deferral Agreement. Neither the Company, nor any member of the Board of Directors or of the Committee, nor any other person participating in the determination of any question under the Plan, or in the

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                interpretation, administration or application of the Plan, will have any liability to any person for any action taken, or not taken, in good faith under the Plan.


         12.7 NONASSIGNABILITY. No Account or any rights and privileges pertaining thereto may be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

         12.8 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect; and no Award or payment made under this Plan will be taken into account in determining the benefit payable under any other plan unless such other plan expressly so provides.

         12.9 PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments will be made accordingly. Any such payment will be a complete discharge of the liability hereunder.

        12.10 RIGHTS. Status as an eligible Employee or a Participant will not be construed as a commitment that any Award, or, in the case of a Participant, any further Award, will be made to such eligible Employee or Participant or to eligible Employees or Participants generally. Nothing contained in this Plan or in any Deferral Agreement will confer upon any Employee or Participant any rights as a stockholder of IPC or the Company or any right to continue in the employ or other service of the Company or constitute a contract or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.



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         12.11    SECTION HEADINGS AND REFERENCES. The section headings
                  contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control. All section references are to sections of the Plan.

         12.12 WITHHOLDING TAXES. Whenever payments are to be made under the Plan, the Company will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.




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